Exhibit 99.1

CONTACT:
FOR IMMEDIATE RELEASE	Investor Relations
703-742-5393
InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q3 2008 RESULTS

Revenue of $38.6 million

Net income of $2.5 million

Cash Flow from Operations of $2.8 million

RESTON, VA – (November 6, 2008) — QuadraMed Corporation (NASDAQ: QDHC) announced today that it will report net income of $2.5 million before preferred stock dividends for the three months ended September 30, 2008, compared to $1.5 million for the same period in 2007. For the nine months ended September 30, 2008, the Company had net income before preferred stock dividends of $4.6 million, compared to $6.3 million for the nine months ended September 30, 2007.

The Company began recording deferred income tax expense at its statutory effective tax rate during the fourth quarter of 2007; therefore, where there was non-cash deferred income tax expense included in the three and nine month periods ended September 30, 2008, there was no comparable deferred income tax expense in the corresponding 2007 periods. Income before income taxes was $4.1 million for the three months ended September 30, 2008, compared to $1.6 million for the same period in 2007. For the nine months ended September 30, 2008, the Company had income before income taxes of $7.5 million, compared to $6.7 million for the nine months ended September 30, 2007. In addition, included in the nine month period ended September 30, 2008 was a $1.1 million loss on the sale of the Company’s Australia-based lab and radiology assets, as well as severance costs of $0.7 million. No amounts of this nature were recorded in the corresponding 2007 periods.

The Company recorded revenue of $38.6 million for the quarter ended September 30, 2008, compared to $32.9 million for the same period last year, an increase of 17.3%. For the nine months ended September 30, 2008, revenue increased 16.0% to $111.9 million, from $96.5 million for the comparable 2007 period. The majority of the increase in revenue between periods was attributable to the addition of the acquired QCPR product to the Company’s portfolio, resulting from the integration of the Computerized Patient Record (CPR) business assets during the fourth quarter of 2007.

Income from operations was $4.0 million and $1.0 million for the three month periods ended September 30, 2008 and 2007, and $7.2 million and $4.4 million for the nine month periods ended September 30, 2008 and 2007, respectively. Adjusted Non-GAAP EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for stock based compensation, severance and loss on the sale of assets) was $5.9 million for the three months ended September 30, 2008, compared to adjusted Non-GAAP EBITDA of $2.6 million for the same period in 2007. For the nine months ended September 30, 2008, the Company had adjusted Non-GAAP EBITDA of $14.9 million, compared to $10.1 million for the nine months ended September 30, 2007. The increases in income from operations and Non-GAAP adjusted EBITDA for the 2008 periods, when compared to the corresponding 2007 periods, were due to the stronger amounts of gross margin on revenue which increased primarily due to the addition of the acquired QCPR product to the Company’s portfolio.

The Company also reported net income to common shareholders of $1.1 million, or $0.12 income per basic and diluted share for the three months ended September 30, 2008, and net income to common shareholders of $0.4 million, or $0.05 per basic and diluted share for the nine months ended September 30, 2008. This is compared to a net loss to common shareholders of $(0.5) million, or loss per share of $(0.06) basic and diluted, and net income to common shareholders of $1.7 million, or income per share of $0.19 basic and $0.18 diluted for the corresponding periods in 2007. The primary reasons for the decline in earnings per share for the 2008 nine month period were the aforementioned severance and loss on the sale of assets ($0.12 per share), as well as the recording of deferred income tax expense during 2008 at the Company’s effective rate ($0.28 per share), where there were no such expenses in the 2007 periods.

Included in the quarter and nine month period ended September 30, 2008 is revenue of $1.5 million and $2.1 million respectively, related to contracts that were completed in periods prior to 2008. The costs related to these contracts were recognized in the periods of origin; consequently, the reported gross margin, net income and adjusted Non-GAAP EBITDA and other measures also include the $1.5 million and $2.1 million for the quarter and nine month period respectively. Were these revenues not recorded in the current periods, revenue which was reported as $38.6 million for the quarter and $111.9 million for the nine month period would have been $37.1 million and $109.8 million respectively; gross margin which was reported as 60% for the quarter and 58% for the nine month period would have been 58% and 57% respectively; net income which was reported as $2.5 million for the quarter and $4.6 million for the nine month period would have been $1.6 million and $3.3 million respectively; adjusted Non-GAAP EBITDA as presented on Exhibits 4 and 5 of this press release as $5.9 million or 15% of revenue for the quarter and $14.9 million or 13% of revenue for the nine month period would have been $4.4 million or 12% of revenue and $12.8 million or 12% of revenue respectively.

Cash provided by operating activities was $2.8 million for the quarter ended September 30, 2008, compared to $4.0 million for the same period last year, and for the nine months ended September 30, 2008, cash provided by operating activities was $15.0 million, compared to cash from operations of $17.8 million for the comparable 2007 period. Overall, cash, cash equivalents and investments increased to $23.8 million at September 30, 2008, from $23.2 million at June 30, 2008 and from $17.5 million at December 31, 2007. This $6.3 million increase since year-end occurred despite the Company’s use of $3.7 million to repurchase its own common stock during the period.

“We are continuing to successfully perform against our internal forecasts for revenues, earnings, and product development through the third quarter of this year. We have also reported the signing of several significant QCPR deals during the quarter. However, given the uncertainty in the financial markets, and their uncertain effect on our sector, we now expect our 2008 revenue to be at the lower end of our previously announced range,” said Keith B. Hagen, QuadraMed’s President and Chief Executive Officer.

Management will review these results in an investment community conference call at 5:00 PM Eastern (2:00 PM Pacific) on Thursday, November 6, 2008. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 888-300-2324 domestic and 719-325-2452 international. Callers should dial in by 4:45 PM Eastern (1:45 PM Pacific) to register. The call will also be webcast live and is available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 4:45 PM Eastern (1:45 PM Pacific) to register and to download and install any necessary audio software. The webcast replay will be available shortly after the live call is completed and will be available until November 14, 2008. Replay telephone numbers are 719-457-0820 or 888-203-1112; the replay passcode is 7408235.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets (unaudited) as of September 30, 2008 and December 31, 2007

	Exhibit 2	Condensed Consolidated Statements of Operations (unaudited) for the Three Months Ended September 30, 2008 and 2007 and the Nine Months Ended September 30, 2008 and 2007

	Exhibit 3	Condensed Consolidated Statements of Cash Flows (unaudited) for the Three Months Ended September 30, 2008 and 2007 and the Nine Months Ended September 30, 2008 and 2007

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Three Months Ended September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007 and March 31, 2007.

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements (unaudited) for the Nine Months Ended September 30, 2008 and September 30, 2007

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and Exhibits 4 and 5 attached hereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows (please see Exhibits 4 and 5 to this press release):

•

Cash Severance – costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s Australian-based lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business, with operations in Australia, New Zealand and the United Kingdom;

•	Non-Cash Compensation – the costs of employee stock options and restricted stock;

•

Tax Benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. QuadraMed provides real world solutions that help healthcare professionals deliver outstanding patient care efficiently and cost effectively. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed Affinity and Care-based Revenue Cycle are registered trademarks of QuadraMed Corporation. QuadraMed Corporation’s trademark: “Quality Care. Financial Health” is pending registration. All other trademarks are the property of their respective holders.

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Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2008	December 31, 2007
ASSETS
Current assets
Cash and cash equivalents	$15,410	$7,119
Short-term investments	5,210	9,169
Accounts receivable, net of allowance for doubtful accounts of $1,088 and $1,449, respectively	20,402	26,088
Unbilled receivables	9,679	5,183
Deferred contract expenses	5,608	6,060
Prepaid expenses and other current assets, net of allowance of $919 and $1,229, respectively	4,880	5,367
Deferred tax asset, net of valuation allowance	7,376	7,376

Total current assets	68,565	66,362
Restricted cash	1,556	2,389
Long-term investments	3,218	1,197
Property and equipment, net of accumulated depreciation and amortization of $22,723, and $22,855, respectively	3,166	3,778
Goodwill	35,632	33,942
Other amortizable intangible assets, net of accumulated amortization of $29,110 and $31,119, respectively	10,177	11,768
Other long-term assets	3,043	3,182
Deferred tax asset, net of valuation allowance	49,729	49,758

Total assets	$175,086	$172,376

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,477	$4,910
Accrued payroll and related benefits	5,997	9,602
Accrued exit cost of facility closing	872	1,178
Other accrued liabilities	6,908	7,537
Dividends payable	1,375	1,375
Deferred revenue	44,733	36,111

Total current liabilities	65,362	60,713
Accrued exit cost of facility closing	227	888
Other long-term liabilities	1,883	2,722

Total liabilities	67,472	64,323

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $0.01 par, 5,000 shares authorized, 4,000 shares issued and outstanding, respectively	96,144	96,144
Common stock, $0.01 par, 30,000 shares authorized; 9,451 and 9,178 shares issued and 8,954 and 9,057 outstanding, respectively	99	459
Shares held in treasury, 497 and 121, respectively	(4,020)	(292)
Additional paid-in-capital	314,183	310,557
Accumulated other comprehensive loss	(504)	(80)
Accumulated deficit	(298,288)	(298,735)

Total stockholders’ equity	107,614	108,053

Total liabilities and stockholders’ equity	$175,086	$172,376

Exhibit 1 to Press Release dated November 6, 2008

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, September 30,		Nine months ended, September 30,
	2008	2007	2008	2007
Revenue
Services	$5,930	$4,348	$17,102	$12,887
Maintenance	18,205	14,115	51,734	42,274
Installation and other	3,153	3,081	9,614	8,323

Services and other revenue	27,288	21,544	78,450	63,484
Term licences	8,099	8,485	23,651	22,093
Perpetual licenses	3,127	2,455	9,260	7,036

License revenue	11,226	10,940	32,911	29,129
Hardware	75	424	505	3,863

Total revenue	38,589	32,908	111,866	96,476

Cost of revenue
Cost of services and other revenue	11,487	9,722	34,324	25,434
Royalties and other	3,671	4,237	11,365	11,273
Amortization of acquired technology and capitalized software	245	—	756	825

Cost of license revenue	3,916	4,237	12,121	12,098
Cost of hardware revenue	64	146	328	3,533

Total cost of revenue	15,467	14,105	46,773	41,065

Gross margin	23,122	18,803	65,093	55,411

Operating expense
General and administration	5,027	4,464	14,907	12,916
Software development	8,328	8,144	25,362	23,218
Sales and marketing	4,968	4,536	14,105	12,345
Loss on sale of assets	46	—	1,161	—
Amortization of intangible assets and depreciation	761	707	2,400	2,505

Total operating expenses	19,130	17,851	57,935	50,984

Income from operations	3,992	952	7,158	4,427

Other income (expense)
Interest expense, includes non-cash charges of $18, $20 and $54, $104	(26)	(24)	(99)	(107)
Interest income	136	699	460	1,916
Other income, net	1	17	9	503

Other income, net	111	692	370	2,312

Income from operations before income taxes	$4,103	$1,644	$7,528	$6,739
Provision for income taxes	(1,634)	(142)	(2,963)	(413)

Net Income	2,469	1,502	4,565	6,326
Preferred stock accretion, dividend premium, and dividend declared	(1,375)	(2,024)	(4,125)	(4,657)

Net income (loss) attributable to common shareholders	$1,094	$(522)	$440	$1,669

Income (loss) per share
Basic	$0.12	$(0.06)	$0.05	$0.19
Diluted	$0.12	$(0.06)	$0.05	$0.18
Weighted average shares outstanding
Basic	8,931	8,769	8,930	8,776
Diluted	8,962	8,769	8,963	9,464

Exhibit 2 to Press Release dated November 6, 2008

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Cash flows from operating activities
Net income	$2,469	$1,502	$4,565	$6,326
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,006	707	3,157	3,331
Deferred compensation amortization	85	95	273	287
Dividend discount amortization	—	2	—	50
Stock-based compensation	805	807	2,445	1,546
Provision for bad debts	34	—	164	181
Loss on sale of assets	46	—	1,161	—
Other	18	57	(16)	(32)
Changes in operating assets and liabilities:
Accounts receivable	(1,835)	1,650	(3,861)	4,798
Prepaid expenses and other	3,583	(249)	1,247	2,935
Accounts payable and accrued liabilities	2,695	3,465	(5,294)	(1,035)
Deferred revenue	(6,081)	(4,013)	11,155	(539)

Cash provided by operating activities	2,825	4,023	14,996	17,848
Cash flows from investing activities
Decrease (increase) in restricted cash	173	56	833	(38)
Purchases of available-for-sale securities	(190)	(13,278)	(4,220)	(46,691)
Proceeds from sale of available-for-sale securities	190	23,608	6,049	44,224
Payment of acquisition costs	(10)	—	(56)	—
Purchases of property and equipment	(575)	(933)	(1,418)	(1,471)
Cash paid in the acquisition of the Computerized Patient Record business	—	(33,674)	—	(33,674)
Proceeds from sale of assets	—	—	106	—

Cash (used in) provided by investing activities	(412)	(24,221)	1,294	(37,650)
Cash flows from financing activities
Payment of preferred stock dividends	(1,375)	(1,375)	(4,125)	(4,253)
Proceeds from issuance of common stock and other	395	759	545	2,194
Repurchase of common stock	—	—	(3,727)	—

Cash used in financing activities	(980)	(616)	(7,307)	(2,059)
Effect of exchange rate changes on cash	(626)	71	(692)	(6)
Net increase (decrease) in cash and cash equivalents	807	(20,743)	8,291	(21,867)
Cash and cash equivalents, beginning of period	14,603	31,472	7,119	32,596

Cash and cash equivalents, end of period	$15,410	$10,729	$15,410	$10,729

Exhibit 3 to Press Release dated November 6, 2008

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Three Month Periods Ended
	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$2,469	$1,787	$309	$56,674	$1,502	$2,200	$2,624

Adjustments to Net Income for EBITDA
Interest Expense	26	42	31	20	24	33	50
Interest Income	(136)	(158)	(166)	(364)	(699)	(644)	(573)
(Provision) benefit for Income Taxes	1,634	1,151	178	(52,821)	142	162	109
Depreciation and Amortization	1,091	1,159	1,180	1,323	802	1,326	1,490

Subtotal Non-GAAP Adjustments for EBITDA	2,615	2,194	1,223	(51,842)	269	877	1,076

EBITDA	$5,084	$3,981	$1,532	$4,832	$1,771	$3,077	$3,700

EBITDA % to Revenue	13.2%	10.5%	4.3%	11.8%	5.4%	9.0%	12.7%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	805	841	799	928	807	356	383
Cash Severance	—	161	561	—	—	—	—
Loss on Sale of Assets	—	1,115	—	—	—	—	—

Subtotal Non-GAAP Adjustments to EBITDA	805	2,117	1,360	928	807	356	383

Adjusted Non-GAAP EBITDA	$5,889	$6,098	$2,892	$5,760	$2,578	$3,433	$4,083

Adjusted Non-GAAP EBITDA % to Revenue	15.3%	16.1%	8.2%	14.1%	7.8%	10.0%	14.0%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$2,469	$1,787	$309	$56,674	$1,502	$2,200	$2,624

Non-GAAP adjustments to Net income
Non-cash Compensation	805	841	799	928	807	356	383
Cash Severance	—	161	561	—	—	—	—
Strategic Initiatives	—	—	—	57	—	412	—
Tax benefit, Net	—	—	—	(52,898)	—	—	—
Employment Matters	—	—	—	(374)	1,544	—	—
Loss on Sale of Assets	—	1,115	—	—	—	—	—

Subtotal Non-GAAP adjustments	805	2,117	1,360	(52,287)	2,351	768	383

Non-GAAP Net income	$3,274	$3,904	$1,669	$4,387	$3,853	$2,968	$3,007

Other Information

Revenue	$38,589	$37,986	$35,291	$40,874	$32,908	$34,362	$29,206
Costs of Revenue	$15,467	$15,760	$15,546	$16,167	$14,105	$15,991	$10,969

Gross Margin	$23,122	$22,226	$19,745	$24,707	$18,803	$18,371	$18,237

Gross Margin %	60%	59%	56%	60%	57%	53%	62%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance — costs associated with restructuring and downsizing of the Company’s employee base during the three-month periods ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

•

Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•

Tax benefit, Net – the amount recorded during the three months ended December 31, 2007 resulting from the release of a portion of the reserve against the Company’s deferred tax assets, net of deferred income tax expense recorded in the period;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 4 to Press Release dated November 6, 2008

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Nine Months Ended
	9/30/2008	9/30/2007
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)

Net income, as reported	$4,565	$6,326

Adjustments to Net Income for EBITDA
Interest Expense	99	107
Interest Income	(460)	(1,916)
Provision for Income Taxes	2,963	413
Depreciation and Amortization	3,430	3,618

Subtotal Non-GAAP Adjustments for EBITDA	6,032	2,222

EBITDA	$10,597	$8,548

EBITDA % to Revenue	9.5%	8.9%

Non-GAAP Adjustments to EBITDA
Non-cash Compensation	2,445	1,546
Cash Severance	722	—
Loss on Sale of Assets	1,115	—

Subtotal Non-GAAP Adjustments to EBITDA	4,282	1,546

Adjusted Non-GAAP EBITDA	$14,879	$10,094

Adjusted Non-GAAP EBITDA % to Revenue	13.3%	10.5%

Non-GAAP Net Income before Preferred Stock Accretion

Net income, as reported	$4,565	$6,326

Non-GAAP adjustments to Net income
Non-cash Compensation	2,445	1,546
Cash Severance	722	—
Strategic Initiatives	—	412
Tax benefit, Net	—	—
Employment Matters	—	1,544
Loss on Sale of Assets	1,115	—

Subtotal Non-GAAP adjustments	4,282	3,502

Non-GAAP net income	$8,847	$9,828

Other Information

Revenue	$111,866	$96,476
Costs of Revenue	$46,773	$41,065

Gross Margin	$65,093	$55,411

Gross Margin %	58%	57%

About Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements

The Company’s use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and other Non-GAAP Measurements included in this press release and on Exhibits 4 and 5 thereto, and the reconciliations of those items to the most directly comparable GAAP financial measure with equal or greater prominence as the Non-GAAP financial measures, have been prepared in direct response to questions from its investors and other interested parties. Although the Company has frequently discussed these reconciling items when they occur, both in its filings as well as in investment community conference calls that are open to the public at large, many inquiries are still made as to the nature of these items, and the impact of removing these items from the GAAP financial results. As a result, the Company believes it is important to provide these reconciliations, so that the requesting investors will not have to perform the arithmetic themselves and so that all interested parties will benefit from the disclosures and reconciliations, through a straightforward and unambiguous presentation. The Company believes that the use and presentation of the terms EBITDA, Adjusted Non-GAAP EBITDA and the other Non-GAAP financial measures is useful because it allows readers of its financial information to evaluate its performance for different periods on a more comparable basis by excluding items that are unique in nature such as non-cash compensation, or do not relate to the ongoing operation of its core business. The items presented in calculating Adjusted Non-GAAP EBITDA and other Non-GAAP reconciliations represent specific events or items as follows:

•

Cash Severance — costs associated with restructuring and downsizing of the Company’s employee base during the three-month period ended March 31, 2008, and in connection with the sale of the Company’s lab and radiology assets in April 2008 (see Loss on Sale of Assets);

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Loss on Sale of Assets – a one-time loss for accounting purposes recorded in connection with the Company’s April 2008 sale of its Australia-based lab and radiology business with operations in Australia, New Zealand and the United Kingdom;

•	Non-cash Compensation – the costs of employee stock options and restricted stock;

•	Strategic Initiatives – the expenses recorded in connection with merger and acquisition activities during the three-month periods ended June 30, 2007 and December 31, 2007;

•	Employment Matters – the cost of the Company’s review of wage/hour classifications for certain employees during the three-month periods ended December 31, 2007 and September 30, 2007.

Exhibit 5 to Press Release dated November 6, 2008